Exhibit 10.1
FOURTH AMENDMENT TO THE
ALBEMARLE CORPORATION
2013 STOCK COMPENSATION AND
DEFERRAL ELECTION PLAN
FOR NON-EMPLOYEE DIRECTORS
    In accordance with Article 12 of the Albemarle Corporation 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors, as amended July 11, 2016 (the “Plan”), the Plan is hereby amended as follows:
1.    Effective January 1, 2021, Section 6.6(b) is amended in its entirety to read as follows:
“(b)    Notwithstanding paragraph (a) hereof, (i) with respect to a Director who does not stand for reelection as a Director for the following Compensation Year pursuant to meeting the Company’s retirement guidelines, any unvested Shares shall not be forfeited but shall vest at the time of the annual meeting when the Director effectively retires; and (ii) unless otherwise determined by the Company, with respect to a Director who elects not to stand for reelection as a Director for the following Compensation Year, unvested Shares shall not be forfeited but shall vest at the annual meeting when his or her time as a Director effectively ends.”

        2.    The provisions of this Fourth Amendment to the Plan shall be effective as of January 1, 2021.
    IN WITNESS WHEREOF, the Corporation by its duly authorized officer and with its seal affixed, has caused these presents to be signed as of this 18th day of June, 2021.
            ALBEMARLE CORPORATION
                                By: /s/ Karen G. Narwold
Karen G. Narwold
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary